To the Shareholders and Board of
Directors of
Managed Municipal Fund, Inc.

In planning and performing our audit
of the financial statements of
Managed Municipal Fund, Inc.
(hereafter referred to as the Fund)
for the year ended October 31, 1999,
we considered its internal control,
including control activities for
safeguarding securities, in order to
determine our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, not to provide
assurance on internal control.

The management of the Fund is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls.  Generally,
controls that are relevant to
an audit pertain to the entity's
objective of preparing financial
statements for external purposes
that are fairly presented in
conformity with generally accepted
accounting principles.  Those
controls include the safeguarding of
assets against unauthorized
acquisition, use or disposition.

Because of inherent limitations in
internal control, error or fraud may
occur and not be detected.  Also,
projection of any evaluation of
internal control to future periods
is subject to the risk that it may
become inadequate because of
changes in conditions or that the
effectiveness of the design and
operation may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material weakness is
a condition in which the design or
operation of one or more of the
internal control components does not
reduce to a relatively low level the
risk that misstatements caused by
error or fraud in amounts that would
be material in relation to the
financial statements being audited
may occur and not be detected within
a timely period by employees in the
normal course of performing their
assigned functions.  However, we
noted no matters involving internal
control and its operation, including
controls for safeguarding
securities, that we consider to be
material weaknesses as defined above
as of October 31, 1999.

This report is intended solely for
the information and use of
management, the Board of Directors
of Managed Municipal Fund, Inc., and
the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone
other than these specified parties.




PricewaterhouseCoopers LLP
Baltimore, Maryland
December 14, 1999